First Community Bank acquires Waccamaw Bank in FDIC-assisted Transaction

Bluefield, VA — First Community Bank announced today that it has acquired the banking operations of Waccamaw Bank headquartered in Whiteville, North Carolina. First Community Bank has acquired approximately $510 million in assets and assumed approximately $428 million in deposits in the transaction. The FDIC and First Community Bank have entered into a loss share agreement covering approximately $330 million in loans and other real estate.

"We are excited to expand our operations into Eastern North Carolina and Horry and Lancaster Counties, South Carolina" said John Mendez, CEO of First Community Bancshares, Inc., the holding company of First Community Bank. "This is a natural geographic progression from our North Carolina markets. The Eastern Carolina corridor is vibrant and attractive; we look forward to serving our new customers in that region.”

First Community Bank will ensure a smooth transition for Waccamaw Bank’s customers and communities. First Community staff will be deployed to familiarize staff and customers with First Community Bank during the transition and to ensure minimal disruption. The former Waccamaw Bank locations will be open at their normal time Monday morning under First Community Bank’s ownership. Depositors will continue to be insured by the FDIC to the same extent as before the acquisition.

"It will be business as usual for Waccamaw customers. They will be able to transact business as they normally would with the same branch staff and should expect a very smooth transition," according to John Mendez.

First Community Bancshares, Inc. is a financial holding company providing banking and financial services through its banking subsidiary First Community Bank which has been in business for almost 140 years. Throughout its history, First Community Bank has been known for its strength, solid performance, competitive retail and commercial services as well as personal attention from experienced staff.

Keefe, Bruyette & Woods acted as financial adviser to First Community Bancshares, Inc.

About The First Community Family

First Community Bancshares, headquartered in Bluefield, Virginia, is the parent company of First Community Bank, a Federal Reserve member state bank. After this transaction, First Community will operate through 71 locations in the five states of Virginia, West Virginia, North Carolina, South Carolina and Tennessee.

First Community Bank offers wealth management services through its non-FDIC insured Trust & Financial Services Division and First Community Wealth Management, a registered investment advisory firm which offers wealth management and investment advice. First Community Bank’s wealth management divisions managed assets with a market value of $897 million at March 31, 2012. The Company is also the parent company of Greenpoint Insurance Group, Inc., a non-FDIC insured full-service insurance agency headquartered in High Point, North Carolina. The Company's common stock is traded on the NASDAQ Global Select Market under the symbol, "FCBC". Additional investor information can be found on the Internet at www.fcbinc.com.

DISCLAIMER

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: the timely development, production and acceptance of new products and services and their feature sets; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

Member FDIC

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